SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 18, 2006


                               PSB Holdings, Inc.
             (Exact name of registrant as specified in its charter)


         Federal                      0-50970                    42-1597948
----------------------------   -----------------------       ----------------
      (State or other          (Commission File Number)      (I.R.S. Employer
jurisdiction of incorporation)                              Identification No.)



40  Main Street, Putnam, Connecticut                             06260
------------------------------------                          -----------
(Address of principal executive offices)                      (Zip Code)


                                 (860) 928-6501
                                -----------------
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications  pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers;  Election of Directors;
           Appointment of Principal Officers.

     On January 18, 2006, the Board of Directors of PSB Holdings, Inc. (the "Company"), appointed Thomas A. Borner Chief Executive Officer of the Company. Mr. Borner was also appointed Chief Executive Officer of the Company's subsidiary, Putnam Savings Bank (the "Bank"), and the Company's mutual holding company, Putnam Bancorp, MHC (the "MHC").

     Mr. Borner has served as a Director and Chairman of the Board of the Company since its formation in 2003, as a director of the Bank since 1987 and as Chairman of the Board of the Bank since 1994. In addition, Mr. Borner was Interim Chief Executive Officer of the Bank from 1999 to 2000. Since October 2005, Mr. Borner has been principal of the law offices of Thomas A. Borner, located in Putnam, Connecticut. Prior to October 2005, Mr. Borner served as "of counsel" to the law firm of Borner Scola Hill Baruti Vancini & Smith, located in Putnam, Connecticut.

     Robert G. Cocks, Jr., who served as President and Chief Executive Officer of the Company, Bank and MHC prior to January 18, 2006, will remain President of the Company, Bank and MHC.

Item 9.01. Financial Statements and Exhibits.

     (a)  Not Applicable.

     (b)  Not Applicable.

     (c)  Not Applicable.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                                PSB HOLDINGS, INC.

Dated:  January 20, 2006                    By: /s/ Thomas A. Borner
                                                --------------------
                                                Thomas A. Borner
                                                Chairman of the Board and
                                                Chief Executive Officer
                                                (Duly authorized representative)